SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2018, the Board of Directors of Watts Water Technologies, Inc. (the “Company”) approved an amended and restated Watts Water Technologies, Inc. Executive Severance Plan (the “Executive Severance Plan”).

The amendment and restatement of the Executive Severance Plan broadened the categories of transactions that may constitute a “change in control” under the plan and expanded the benefits provided under the plan in the event of a participant’s employment termination without “cause” or for “good reason” in connection with a change in control, in each case under and within the meaning of the Executive Severance Plan, to include (a) full accelerated vesting and, as applicable, exercisability of unvested equity or equity-based awards of the Company that are not subject to performance vesting conditions and (b) for awards that are subject to performance vesting conditions, accelerated vesting and, as applicable, exercisability at the level that would apply based on actual performance calculated as if the final day of the Company’s last completed fiscal quarter prior to the date of the employment termination were the final day of the applicable performance period.  The amendment and restatement of the Executive Severance Plan did not make other material changes to the plan.

The foregoing summary is qualified in its entirety by reference to the amended and restated Executive Severance Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Watts Water Technologies, Inc. Executive Severance Plan, as amended and restated as of February 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2018	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel